                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

     [ ] Preliminary proxy statement.

     [ ] Confidential, for use of the Commission only
         (as permitted by Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12


                          TOWER FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
                          TOWER FINANCIAL CORPORATION
                             116 EAST BERRY STREET
                           FORT WAYNE, INDIANA 46802

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held on April 17, 2001

                  TO THE HOLDERS OF SHARES OF COMMON STOCK OF
                          TOWER FINANCIAL CORPORATION

         NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Tower Financial Corporation will be held in the lobby of Tower Bank & Trust Company, 116 East Berry Street, Fort Wayne, Indiana, 46802 on Tuesday, April 17, 2001 at 5:30 p.m., for the purpose of considering and voting upon the following matters:

         1. ELECTION OF DIRECTORS. To elect six directors to serve until the 2004 annual meeting of the shareholders and until their successors are elected and have qualified;
         2. APPROVAL OF 2001 STOCK OPTION PLAN. To approve the adoption of the Tower Financial Corporation 2001 Stock Option and Incentive Plan;
         3. ELECTION OF OUTSIDE ACCOUNTANTS. To elect Crowe, Chizek and Company LLP as Tower Financial Corporation's principal independent auditors for fiscal year 2001; and
         4. OTHER BUSINESS. To transact such other business as may properly be brought before the meeting or any adjournments thereof.

         All shareholders of record at the close of business on Thursday, February 15, 2001 will be eligible to vote at the meeting.

         WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ADDRESSED, POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. WE WOULD APPRECIATE RECEIVING YOUR PROXY BY MONDAY, APRIL 9, 2001.

                                           By Order of the Board of Directors,


                                           /S/ Donald F. Schenkel
                                           -----------------------------------
                                           Donald F. Schenkel
                                           Chairman of the Board, President &
                                           Chief Executive Officer



Dated:  March 9, 2001

                           TOWER FINANCIAL CORPORATION
                              116 EAST BERRY STREET
                            FORT WAYNE, INDIANA 46802


                                 PROXY STATEMENT
                                ANNUAL MEETING OF
                                  SHAREHOLDERS
                                 APRIL 17, 2001


                               GENERAL INFORMATION

         This Proxy Statement is being furnished to shareholders of Tower Financial Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company, to be voted at the annual meeting of shareholders of the Company (the "Annual Meeting") on Tuesday, April 17, 2001 at 5:30 p.m. in the lobby of Tower Bank & Trust Company, 116 East Berry Street, Fort Wayne, Indiana, 46802, and at any and all adjournments thereof. It is expected that the proxy materials will be mailed to shareholders on or about March 9, 2001.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its exercise. If a shareholder executes more than one proxy, the proxy having the latest date will revoke any earlier proxies. A shareholder attending the Annual Meeting will be given the opportunity to revoke his or her proxy and vote in person.

         Unless revoked, a proxy will be voted at the Annual Meeting in accordance with the instructions of the shareholder in the proxy, or if no instructions are given, for the election as directors of all nominees listed under "Election of Directors" and for the proposals listed under "Approval of 2001 Stock Option Plan" and "Election of Outside Accountants." Election of directors will be determined by the vote of the holders of a plurality of the shares voting on such election. Approval or disapproval of the 2001 Stock Option and Incentive Plan and election of the outside accountants will be subject to the vote of holders of a greater number of shares favoring approval than those opposing it. A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street names on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present but not as voting in favor of such proposal. As a result, with respect to all of the proposals, neither broker non-votes nor abstentions on such proposals will affect the determination of whether such proposals will be approved.

         The Board of Directors knows of no matters, other than those described in the attached Notice of Annual Meeting, which are to be brought before the meeting. If other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy form to vote such proxy in accordance with their judgment.

         The entire cost of soliciting proxies will be borne by the Company. Proxies may be solicited by mail, facsimile or telegraph, or by directors, officers, or regular employees of the Company or its subsidiary, in person or by telephone. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses in forwarding soliciting materials to the beneficial owners of common stock of the Company.

         The Board of Directors, in accordance with the By-Laws of the Company, has fixed the close of business on February 15, 2001 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting and at any and all adjournments thereof.

         At the close of business on such record date, the outstanding number of voting securities of the Company was 2,530,000 shares of common stock, each of which is entitled to one vote on all matters, including the election of directors.


                              ELECTION OF DIRECTORS

         The Company's By-Laws provide for a board of directors consisting of 18 members. The Articles of Incorporation and By-Laws of the Company further provide that the directors shall be divided into three classes, Class I, Class II and Class III, with each class serving a staggered three-year term and with the number of directors in each class being as nearly equal as possible.

         Currently, the Board of Directors of the Company consists of 18 directors divided into three classes. Each class contains six directors. The term of one class of directors expires each year. Generally, each director serves until the annual meeting of shareholders held in the year that is three years after such director's election and until such director's successor is elected and has qualified. Six directors are to be elected at the Annual Meeting. The Board of Directors has nominated R.V. Prasad Mantravadi, M.D.; Michael J. Mirro, M.D.; William G. Niezer; Leonard I. Rifkin; Larry L. Smith; and John V. Tippmann, Sr. as directors for three-year terms expiring at the 2004 annual meeting of shareholders and upon election and qualification of their successors. Each of the nominees is presently a Class II director of the Company whose term expires this year. The other members of the Board, who are Class III and Class I directors, will continue in office in accordance with their previous elections until the expiration of their terms at the 2002 or 2003 annual meetings of shareholders, as the case may be.

         It is the intention of the persons named in the enclosed proxy to vote such proxy for the election of the six nominees listed herein. The proposed nominees for election as director are willing to be elected and serve; but in the event that any nominee at the time of election is unable to serve or is otherwise unavailable for election, the Board of Directors may select a substitute nominee, and in that event the persons named in the enclosed proxy intend to vote such proxy for the person so selected. If a substitute nominee is not so selected, such proxy will be voted for the election of the remaining nominees.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table presents information regarding the beneficial ownership of the Company's common stock as of February 15, 2001, by the nominees for election as directors of the Company, the directors of the Company whose terms of office will continue after the Annual Meeting, the executive officers named in the Summary Compensation Table, and all directors and executive officers of the Company and the Bank as a group. To the best of the Company's knowledge and based solely on reports filed under Section 13(d) or 13(g) of the Securities Exchange Act of 1934, no person owns more than 5% of the Company's outstanding common stock. Unless otherwise indicated in a footnote, each individual or group possesses sole voting and investment power with respect to the shares indicated as beneficially owned.



                                                              Number of Shares            Percent of Class
                                                               Beneficially                 Beneficially
         Name of Beneficial Owner                                Owned (1)                    Owned (2)
         -------------------------------------------------------------------------------------------------
         Curtis A. Brown..............................              17,654  (3)                   *
         Keith E. Busse...............................              36,905  (4)                1.45%
         Kathryn D. Callen............................               2,000  (5)                   *
         Peter T. Eshelman............................              15,952  (6)                   *
         Michael S. Gouloff...........................              15,952  (6)                   *
         Craig S. Hartman.............................             112,962  (7)                4.40%
         Jerome F. Henry, Jr..........................              36,175  (8)                1.42%
         Kevin J. Himmelhaver.........................              16,020  (9)                   *
         R.V. Prasad Mantravadi, M.D..................               7,480                        *
         Michael J. Mirro, M.D........................              22,198  (10)                  *
         Debra A. Niezer..............................               5,091  (11)                  *
         William G. Niezer............................              21,302  (12)                  *
         Maurice D. O'Daniel..........................              91,905  (13)               3.62%
         Leonard I. Rifkin............................              43,072  (14)               1.69%
         Joseph D. Ruffolo............................              29,552  (15)               1.16%
         Donald F. Schenkel...........................              46,924  (16)               1.83%
         Gary D. Shearer..............................               7,414  (17)                  *
         Larry L. Smith...............................               9,976  (18)                  *
         John V. Tippmann, Sr.........................              46,175  (8)                1.82%
         J. Richard Tomkinson.........................              15,952  (6)                   *
         Irene A. Walters.............................              15,952  (19)                  *
         All directors and executive officers of
            Company as a group (21 persons)...........             616,613  (20)               22.57%

         -------------------------------------------------------------------------------------------------
         *   less than 1%

(1) Does not include shares subject to stock options which are not exercisable within 60 days.

(2) The percentages shown are based on the 2,530,000 shares outstanding as of February 15, 2001, plus, for each person or group, the number of shares that the person or group has the right to acquire within 60 days pursuant to options granted under the Company's 1998 Stock Option and Incentive Plan (the "1998 Stock Option Plan").

(3) Includes 7,500 shares held by Mr. Brown's wife and children and presently exercisable stock options to purchase 10,000 shares granted by the Company. Also includes 154 vested shares held in the Company's 401(k) Plan.

(4) Includes presently exercisable stock options to purchase 11,905 shares granted by the Company.

(5)      Includes 1,000 shares held by Ms. Callen's children.

(6) Includes presently exercisable stock options to purchase 5,952 shares granted by the Company.

(7) Includes 200 shares owned by Mr. Hartman's wife and includes presently exercisable stock options to purchase 37,262 shares granted by the Company.

(8) Includes presently exercisable stock options to purchase 11,175 shares granted by the Company.

(9) Includes presently exercisable stock options to purchase 10,000 shares granted by the Company. Also includes 220 vested shares held in the Company's 401(k) Plan.

(10) Includes presently exercisable stock options to purchase 9,198 shares granted by the Company.

(11) Includes presently exercisable stock options to purchase 1,191 shares granted by the Company.

(12) Includes 1,125 shares owned by Mr. Niezer's wife and children and presently exercisable stock options to purchase 5,952 shares granted by the Company.

(13) Includes 40,000 shares held by Mr. O'Daniel's wife and presently exercisable stock options to purchase 11,905 shares granted by the Company.

(14) Includes presently exercisable stock options to purchase 16,072 shares granted by the Company.

(15) Includes 1,100 shares owned by Mr. Ruffolo's wife and children and presently exercisable stock options to purchase 8,452 shares granted by the Company.

(16) Includes presently exercisable stock options to purchase 28,929 shares granted by the Company. Also includes 95 vested shares held in the Company's 401(k) Plan.

(17) Includes presently exercisable stock options to purchase 2,500 shares granted by the Company. Also includes 214 vested shares held in the Company's 401(k) Plan.

(18) Includes presently exercisable stock options to purchase 2,976 shares granted by the Company.

(19) Includes 5,000 shares owned by Ms. Walters' husband, all of which she disclaims beneficial ownership, and presently exercisable stock options to purchase 5,952 shares granted by the Company.

(20) Includes presently exercisable options to purchase 202,500 shares granted by the Company.

             INFORMATION ABOUT DIRECTORS, NOMINEES, AND EXECUTIVE OFFICERS

         The following information is furnished with respect to each continuing director, nominee as a director, and executive officer of the Company. Each of the continuing directors and nominees is currently a director of the Company as well as a director of Tower Bank & Trust Company ("the Bank"), which is the Company's subsidiary.

                                                                                                             Year When
                                               Position(s)             Position(s)         Has Served        Term As A
                                                 with the               with the          As Director         Director
Name                               Age           Company                  Bank               Since            Expires
------------------------------------------------------------------------------------------------------------------------
Curtis A. Brown...................  45      Executive Vice            Executive Vice
                                          President and Chief        President, Chief
                                            Lending Officer         Operating Officer
                                                                    and Chief Lending
                                                                         Officer
Keith E. Busse....................  57         Director                  Director             1998             2002
Kathryn D. Callen.................  46         Director                  Director             2001             2003
Peter T. Eshelman.................  47         Director                  Director             1998             2002
Michael S. Gouloff................  53         Director                  Director             1998             2002
Craig S. Hartman..................  46         Director                  Director             1998             2003
Jerome F. Henry, Jr...............  50         Director                  Director             1999             2003
Kevin J. Himmelhaver..............  45      Executive Vice            Executive Vice
                                           President, Chief           President, Chief
                                         Financial Officer and     Financial Officer and
                                               Secretary                 Secretary
R.V. Prasad Mantravadi, M.D. .....  55         Director                  Director             1999             2001
Michael J. Mirro, M.D.............  52         Director                  Director             1998             2001
Debra A. Niezer...................  46         Director                  Director             1998             2003
William G. Niezer.................  50         Director                  Director             1998             2001
Maurice D. O'Daniel...............  69         Director                  Director             1998             2003
Leonard I. Rifkin.................  69         Director                  Director             1998             2001
Joseph D. Ruffolo.................  59         Director                  Director             1998             2003
Donald F. Schenkel................  59     Chairman of the            Chairman of the         1998             2002
                                          Board, President,          Board, President,
                                           Chief Executive            Chief Executive
                                         Officer and Director       Officer and Director
Gary D. Shearer...................  36                             Senior Vice President
                                                                     and Trust Officer
Larry L. Smith....................  52         Director                  Director             1998             2001
John V. Tippmann, Sr..............  59         Director                  Director             1999             2001
J. Richard Tomkinson..............  53         Director                  Director             1998             2002
Irene A. Walters..................  58         Director                  Director             1998             2002



         The business experience of each of the directors, nominees and executive officers of the Company for at least the past five years is summarized below:

         Curtis A. Brown has been the Executive Vice President of the Company and the Bank since January 2001. He has also been the Chief Lending Officer of the Company and the Bank and Chief Operating Officer and Chief Lending Officer of the Bank since October 1998. He is a native of Fort Wayne and has over 23 years of experience in the banking industry. From 1993 until 1998, Mr. Brown managed corporate banking groups for NBD Bank, Indiana in Fort Wayne, holding the positions of First Vice President and Group Head.

         Keith E. Busse is a director of the Company and the Bank. Since September 1993, Mr. Busse has served as Chief Executive Officer of Steel Dynamics, Inc., a primary steel-making company headquartered in Butler, Indiana, and formed by Mr. Busse and others in 1993. Mr. Busse is also a director of Steel Dynamics, Inc., and Qualitech Steel Corporation.

         Kathryn D. Callen is a director of the Company and Bank.   Ms. Callen
is currently a member of the Board of Trustees at the University of St. Francis and a director of the Greater Fort Wayne Metropolitan YMCA, positions she has
held since October, 2000 and 1993, respectively.   Prior to these positions, Ms.
Callen served as Vice President of The Lutheran Health Foundation until 1994 and has held various other positions with The Lutheran Health Foundation since 1993. Ms. Callen is a former President of Summcorp Financial Services, Inc. and a former member of the Board of Directors of Summcorp and Summit Bank in Fort Wayne.

         Peter T. Eshelman is a director of the Company and the Bank. Mr. Eshelman is President and Chief Executive Officer of American Specialty Companies, Inc., a sports and entertainment risk management company based in Roanoke, Indiana, of which he is the majority shareholder. He has held these positions since 1989.

         Michael S. Gouloff is a director of the Company and the Bank. Mr. Gouloff has served as President of Schenkel Schultz Architects, a national architectural firm known for the design of educational and correctional facilities, since 1985 and has been employed by the firm since 1973.

         Craig S. Hartman is a director of the Company and the Bank. Mr. Hartman is the chairman of the board of Preferred, Inc., an industrial roofing and painting company which he founded in 1973 and for which he served as chief executive officer.

         Jerome F. Henry, Jr. is a director of the Company and the Bank. Mr. Henry founded and is the President of Midwest Pipe & Steel, Inc., a company specializing in steel service, industrial scrap and steel brokerage. Mr. Henry has held this position since 1975. Mr. Henry is also President of Paragon Tube Corporation, a manufacturer of steel tubing, and Paragon Steel Trading, Inc., a distributor of steel coils. Each company is headquartered in Fort Wayne. He has held these respective positions since 1990 and 1995.

         Kevin J. Himmelhaver has been the Executive Vice President of the Company and the Bank since January, 2001 and the Chief Financial Officer and Secretary of the Company and the Bank since October 1998 and November 1998, respectively. Mr. Himmelhaver has over 21 years of banking experience in the Fort Wayne area. From 1993 to 1998, Mr. Himmelhaver served as Senior Vice President and Chief Financial Officer and as a director of Norwest Bank Indiana, N.A., and Norwest Bank Ohio, N.A.

         R. V. Prasad Mantravadi, M.D. is a director of the Company and the Bank. Dr. Mantravadi has been a partner with Radiation Oncology Association P.C. since 1983. Radiation Oncology is a physicians' group providing health services to the entire Northeast Indiana Region.

         Michael J. Mirro, M.D. is a director of the Company and the Bank. Dr. Mirro has been a partner of Fort Wayne Cardiology since 1982. In 1998 Fort Wayne Cardiology merged with a multi-specialty internal medicine group to form Indiana Medical Associates, LLC. Indiana Medical Associates, LLC is a group of 46 physicians providing health services to the entire Northeast Indiana Region.

         Debra A. Niezer is a director of the Company and the Bank. Ms. Niezer is the Vice President and Assistant Treasurer of AALCO Distributing Company, a beer distributor in Fort Wayne. She has held these positions since April 1995. From January 1989 to March 1995, Ms. Niezer served as Vice President and Employee Benefits Officer for NBD Bank, Indiana in Fort Wayne.

         William G. Niezer is a director of the Company and the Bank. Mr. Niezer is the President and Chief Executive Officer of Acordia of Indiana, Inc., an insurance broker, positions he has held since September 1997. Mr. Niezer previously served as President and Chief Executive Officer of Acordia of Northeast Indiana, Inc., an insurance broker and third-party administrator, from February 1995 to September 1997 and as Director of Property & Casualty Operations of Acordia of Northeast Indiana, Inc., from October 1994 to February 1995.

         Maurice D. O'Daniel is a director of the Company and the Bank. Mr. O'Daniel is the Chairman and Chief Executive Officer of O'Daniel Automotive, Inc., an automobile dealership with four locations in the Fort Wayne area. Mr. O'Daniel has served in these positions since July 1979.

         Leonard I. Rifkin is a director of the Company and the Bank. Mr. Rifkin served as Chief Executive Officer and President of OmniSource, Inc., from 1970 until 1996, when he was appointed Chairman and Chief Executive Officer, positions he currently holds. OmniSource is a scrap metal processing, trading and brokerage company that specializes in scrap management programs throughout the United States and Canada. Mr. Rifkin is also a director of Steel Dynamics, Inc., and Qualitech Steel Corporation.

         Joseph D. Ruffolo is a director of the Company and the Bank. Since 1993, Mr. Ruffolo has been a member of Ruffolo Richard LLC, a business investment firm located in Fort Wayne. Ruffolo Richard LLC specializes in
management buy-outs, capital sourcing and acquisitions.   Mr. Ruffolo is also a
director of Steel Dynamics, Inc.

         Donald F. Schenkel is the President and Chief Executive Officer and a director of the Company and the Bank, positions he has held since July 1998, and was elected the Chairman of the Board of the Company and the Bank in October 1998. Mr. Schenkel is a native of Fort Wayne and has over 31 years of experience in the banking industry. Prior to joining the Company, he served as First Vice President of NBD Bank, Indiana. From 1993 to 1998, he served as Division Head of Retail Banking and Private Banking & Investments for NBD Bank, Indiana.

         Gary D. Shearer has been the Senior Vice President and Trust Officer of the Bank since January, 2001 and Vice President and Trust Officer of the Bank since August, 1999. Mr. Shearer has over 16 years of banking and trust experience. From 1994 to 1999, Mr. Shearer served as Vice President and Investment Officer at Fort Wayne National Bank and Vice President and Regional Trust Manager at National City Bank of Indiana.

         Larry L. Smith is a director of the Company and the Bank. Mr. Smith has served since March 1993 as President and Chief Executive Officer of QCOnics, Inc., an automotive supplier based in Angola, Indiana.

         John V. Tippmann, Sr. is a director of the Company and the Bank. Mr. Tippmann is Chairman of the Tippmann Group, a position he has held since 1985. The Tippmann Group, through its three subsidiaries, operates frozen/refrigerated distribution warehouses, specializes in the design and construction of frozen food process and cold storage facilities, and manages approximately 41 buildings throughout the Midwest.

         J. Richard Tomkinson is a director of the Company and the Bank. Mr. Tomkinson is the owner and serves as President of Tomkinson Automotive Group. He has served in this position since 1979. Tomkinson Automotive Group operates two Fort Wayne area automobile dealerships. Mr. Tomkinson also co-owns and is President of Lincoln Graphics, Inc., a Fort Wayne graphics design and reproduction company serving architects and construction companies in Northeast
Indiana.   In addition, he is co-owner and Vice President of Gallatin Highlands
Corporation, a Big Sky, Montana real estate development company.

         Irene A. Walters is a director of the Company and the Bank. Ms. Walters is the Director of University Relations and Communications at Indiana University-Purdue University Fort Wayne. Ms. Walters has held this position since 1995. Prior to that time, from 1990 to 1995, Ms. Walters was the Executive Director of the Fort Wayne Bicentennial Celebration Council.

         Mr. Rifkin is the first cousin of Ms. Walters' spouse. Ms. Niezer is the sister-in-law of Mr. Niezer. There are no other family relationships among the directors and executive officers of the Company.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

         The Company has a standing Audit Committee, Compensation Committee, Executive Committee, Loan and Investment Committee, and Trust Committee of the Board of Directors. The Company's Board of Directors does not have a Nominating Committee.

         AUDIT COMMITTEE   The members of the Audit Committee are Jerome F.
Henry, Jr.; R.V. Prasad Mantravadi, M.D.; William G. Niezer; and J. Richard
Tomkinson.   Each of these members meets the requirements for independence set forth in the Listing Standards of the National Association of Securities Dealers. The Audit Committee held three meetings during 2000.

         Audit Committee Charter:   The Company's Board of Directors has adopted
a written charter for the Audit Committee, a copy of which is attached as Appendix A.

         Audit Committee Report: The Audit Committee (the "Committee") has reviewed and discussed with management the Company's audited financial statements for the year ended December 31, 2000. The Committee has discussed with Crowe, Chizek and Company LLP ("Crowe Chizek") the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Committee has received and reviewed the written disclosures and the letter from Crowe Chizek required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditors' independence. Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board of Directors approved) that the financial statements referred to above be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000. The Committee has also considered whether the provision of services by Crowe Chizek not related to the audit of the financial statements referred to above is compatible with maintaining Crowe Chizek's independence.

                                                  Jerome F. Henry, Jr.
                                                  R.V. Prasad Mantravadi, M.D
                                                  William G. Niezer
                                                  J. Richard Tomkinson

         The foregoing Audit Committee Report shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document.

         COMPENSATION COMMITTEE   The members of the Compensation Committee are
Keith E. Busse, Peter T. Eshelman, Michael S. Gouloff, Craig S. Hartman, and Joseph D. Ruffolo. The Compensation Committee's responsibilities include considering and recommending to the Board of Directors any changes in compensation and benefits for officers of the Company. The Compensation Committee also administers the 1998 Stock Option Plan. The Compensation Committee held two meetings during 2000.

         EXECUTIVE COMMITTEE    The members of the Executive Committee are Keith
E. Busse, Peter T. Eshelman, Michael S. Gouloff, Craig S. Hartman, Joseph D. Ruffolo, and Donald F. Schenkel. The Executive Committee's responsibilities include considering and recommending to the Board of Directors issues concerning strategic planning and direction, business line expansion and any other major issues. The Executive Committee held five meetings during 2000.

         LOAN AND INVESTMENT COMMITTEE    The members of the Loan and Investment
Committee are Kathryn D. Callen; Michael J. Mirro, M.D.; Debra A. Niezer; Maurice D. O'Daniel; Joseph D. Ruffolo; and Larry L. Smith. The Loan and Investment Committee's responsibilities include the oversight of the Bank's Loan, Investment and Asset Liability Committee's operating policies. The committee reviews Reg O credits, credits that exceed in-house limits and loan review procedures. The committee also reviews investment activity and the Company's liquidity and rate sensitivity positions. The Loan and Investment Committee held 12 meetings during 2000.

         TRUST COMMITTEE   The members of the Trust Committee are Kathryn D.
Callen; Debra A. Niezer; Leonard I. Rifkin; Donald F. Schenkel; John V. Tippmann, Sr.; and Irene A. Walters. The Trust Committee has the responsibility to oversee the trust operating policies and the activities of trust services including investment fund strategies and fee schedules. The Trust Committee held five meetings during 2000.

         During 2000, there were a total of 3 meetings of the Board of Directors of the Company and a total of 12 meetings of the Board of Directors of the Bank. Each director attended at least 75% of the meetings of the Board of Directors of the Company and each committee of the Board on which the director served except Keith E. Busse, 73%; Peter T. Eshelman, 45%; Michael J. Mirro, M.D., 30%; Larry
L. Smith, 52%; J. Richard Tomkinson, 56%; and Irene A. Walters, 70%.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of common stock, to file reports of ownership with the Securities and Exchange Commission. Such persons also are required to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal 2000 all filing requirements were complied with, applicable to its executive officers, directors and any greater than 10% shareholders.

                       COMPENSATION OF EXECUTIVE OFFICERS
                                 AND DIRECTORS

SUMMARY COMPENSATION TABLE

         The following table sets forth certain information regarding compensation paid or accrued during the period from July 8,1998 (inception) to December 31, 1998 and the years ended December 31, 1999 and 2000, to the Company's chief executive officer and each of the Company's and the Bank's three other most highly compensated executive officers (the "Named Executive Officers"), based on salaries and bonuses earned during 2000. No other executive officers of the Company or the Bank earned more than $100,000 in annual compensation during 2000.

                                                                                           Long Term
                                                       Annual Compensation               Compensation
                                                -------------------------------------    ------------
                                                                                          Securities
                                                                          Other Annual    Underlying     All Other
Name and Principal Position                Year     Salary      Bonus     Compensation    Options (1)   Compensation
---------------------------------------------------------------------------------------------------------------------
Donald F. Schenkel.......................  2000   $ 149,350   $ 89,610    $ 9,740 (2)              -     $ 1,792 (3)
   Chairman of the Board, President, and   1999     145,000     50,000      8,931 (4)         50,613      52,542 (5)
   Chief Executive Officer of the Company  1998      66,923          0      6,204 (6)              0     101,792 (7)
   and the Bank

Curtis A. Brown......................      2000     117,521     59,225     14,795 (8)              -           -
   Executive Vice President and Chief      1999     115,000     27,500      5,319 (9)         20,000      35,000 (10)
   Lending Officer of the Company          1998      23,960          0      4,140 (11)             0           0
   and the Bank and Chief Operating
   Officer of the Bank

Kevin J. Himmelhaver............           2000     107,302     54,075      4,641 (11)             -           -
   Executive Vice President, Chief         1999     105,000     27,500      2,950 (11)        20,000      20,000 (10)
   Financial Officer and Secretary         1998      26,250          0        845 (11)             0      20,000 (12)
   of the Company and the Bank

Gary D. Shearer.............               2000      90,000     27,000      5,090 (11)             -           -
   Senior Vice President and Trust         1999      33,923          -        975 (11)        10,000      20,000 (13)
   Officer of the Bank


(1) Options to acquire shares of common stock. The Company has never granted SARs or restricted stock awards.
(2)    Includes $2,740 for a car allowance and $7,000 for club dues.
(3)    Includes $1,792 in life insurance premiums.
(4)    Includes $2,131 for a car allowance and $6,800 for club dues.
(5) Includes $50,750 incentive bonus paid upon the commencement of business of the Bank and $1,792 in life insurance premiums.
(6)    Includes $979 for a car allowance and $5,225 for club dues.
(7) Includes signing bonus of $100,000 paid pursuant to Mr. Schenkel's employment agreement and $1,792 in life insurance premiums.
(8)    Includes $5,400 for a car allowance and $9,395 for club dues.
(9)    Includes $4,569 for a car allowance and $750 for club dues.
(10) Represents incentive bonus paid upon the commencement of business of the Bank.
(11)   Represents club dues.
(12) Represents signing bonus paid to Mr. Himmelhaver pursuant to his employment agreement for accrued benefits forfeited by him upon leaving his previous employer.
(13) Represents bonus paid to Mr. Shearer upon commencement of his employment with the Bank.

EMPLOYMENT AGREEMENTS

         The Company has entered into employment agreements effective December 21, 1998, with Messrs. Schenkel, Himmelhaver and Brown, each for an initial term of three years with automatic one-year renewals. Each agreement provides that, if the executive's employment is terminated by the Company without cause, the Company will pay to the executive the aggregate amount of the salary he would be entitled to receive under the agreement for the balance of the employment term, provided that such payment will not be less than one year's salary at the then-effective rate being paid to the executive. The agreements prohibit the officers from competing with the Company during the periods of their employment and for an additional 24 months thereafter (12 months if their employment is terminated by the Company without cause).

         The agreements provide for initial annual salaries payable in 1998 for Messrs. Schenkel, Himmelhaver and Brown, each of which may be increased from time to time by the Board of Directors (see "Summary Compensation Table"). Mr. Schenkel's agreement provides that he is eligible to qualify for an annual performance bonus equal to a minimum of 30% (and up to a maximum of 100%) of his annual salary upon compliance with goals set from time to time by the Compensation Committee in its sole discretion.

COMPENSATION OF DIRECTORS

         On January 19, 2000, fourteen directors of the Company surrendered for cancellation non-qualified options to purchase an aggregate of 22,350 shares of common stock. In accordance with the terms of the 1998 Stock Option Plan, these shares were eligible for re-grant. On January 19, 2000, the Compensation Committee then granted non-qualified options to purchase an aggregate of 22,350 shares of common stock to directors Jerome F. Henry, Jr. and John V. Tippmann, Sr. in equal amounts of 11,175 shares each. These "reallocated" options have an exercise price of $10.00 per share and will expire on January 29, 2009. Two-thirds of the reallocated options were immediately exercisable on the date of grant, and the remaining one-third vested on January 29, 2001.

         No other compensation was paid to any director of the Company or the Bank for his or her services during 2000. The Company may determine that reasonable fees or compensation should be paid to directors (although it has no present plans to do so). In that event, it is likely that directors of the Company and the Bank would receive compensation, such as meeting fees, which would be consistent with the compensation paid to directors of financial institution holding companies and banks of similar size.

1998 STOCK OPTION AND INCENTIVE PLAN

         On December 14, 1998, the Board of Directors and the sole stockholder of the Company adopted the 1998 Stock Option and Incentive Plan (the "1998 Stock Option Plan"). Under the 1998 Stock Option Plan, the Company may award qualified and non-qualified stock options and performance shares to employees and directors of the Company and the Bank. The aggregate number of shares of common stock that may be awarded under the 1998 Stock Option Plan is 310,000, subject to adjustment in certain events. No individual participant may receive awards for more than 75,000 shares in any calendar year. As of December 31, 2000, options to purchase 307,650 shares of common stock were outstanding under the 1998 Stock Option Plan.

         The 1998 Stock Option Plan is administered by the Compensation Committee. Subject to the terms of the 1998 Stock Option Plan, the Compensation Committee has the sole discretion and authority to select those persons to whom awards will be made, to designate the number of shares to be covered by each award, to establish vesting schedules, to specify all other terms of the awards (subject to certain restrictions) and to interpret the 1998 Stock Option Plan.

         With respect to stock options under the 1998 Stock Option Plan that are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code, the option price must be at least 100% (or, in the case of a holder of more than 10% of the common stock, 110%) of the fair market value of a share of common stock on the date of the grant of the stock option. The Compensation Committee will establish, at the time the options are granted, the exercise price of options that do not qualify as incentive stock options ("non-qualified stock options"), which may not be less than 100% of the fair market value of a share of common stock on the date of grant. No incentive stock option granted under the 1998 Stock Option Plan may be exercised more than 10 years (or, in the case of a holder of more than 10% of the common stock, five years) from the date of grant or such shorter period as the Compensation Committee may determine at the time of the grant, which period may not be more than 10 years from the date of grant. Under the 1998 Stock Option Plan, the Compensation Committee may also make awards of performance shares, in which case the grantee would be awarded shares of common stock, subject to the Company's satisfaction of performance goals determined by the Compensation Committee.

         There were no options granted by the Company under the 1998 Stock Option Plan to the Named Executive Officers during the year ended December 31, 2000.

         The following table provides information on the exercise of stock options during the year ended December 31, 2000 by the Named Executive Officers and the value of unexercised options at December 31, 2000:



                                                                     Number of                          Value of
                                                                    Unexercised                  Unexercised In-the-Money
                                  Shares                        Options at 12/31/00                Options at 12/31/00
                                Acquired on   Value      --------------------------------------------------------------------
Name                             Exercise    Realized       Exercisable / Unexercisable       Exercisable / Unexercisable (1)
-----------------------------------------------------------------------------------------------------------------------------
Donald F. Schenkel..........        0         $ 0               23,537           27,076             $ 0                  $ 0
Curtis A. Brown.............        0           0               10,000           10,000               0                    0
Kevin J. Himmelhaver........        0           0               10,000           10,000               0                    0
Gary D. Shearer.............        0           0                2,500            7,500               0                    0


(1) The average of the closing bid and asked prices reported on the OTC Bulletin Board on December 29, 2000 was $8.69. The exercise price of the options in the table exceeded $8.69 and therefore none of the options were in-the-money.


401(k) PLAN

         The Company established a 401(k) plan effective March 1, 1999 covering substantially all of its employees. During 1999 and 2000, the 401(k) plan allowed employees to contribute up to 15% of their compensation. The Company may match a portion of the employees' contributions and provide investment choices for the employees, including investment in common stock of the Company. The Company made no contribution to the plan during 1999 or 2000. In December, 2000, the Board of Directors approved an employer contribution for the 2001 plan year matching 50% of the first 6% of the compensation contributed. Matching contributions are vested equally over a six-year period. Company matching contributions to the 401(k) plan will be determined annually by management and approved by the Board of Directors.


RELATED PARTY TRANSACTIONS

         Related party transactions are subject to the review and approval of the Company's Audit Committee, which is composed exclusively of outside directors.

BANKING TRANSACTIONS

         Directors and officers of the Company and the Bank and the companies with which they are associated have banking and other transactions with the Company and the Bank in the ordinary course of business. Any loans and commitments to lend to such affiliated persons or entities are made in accordance with all applicable laws and regulations and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated parties of similar creditworthiness and may not involve more than normal risk or present other unfavorable features to the Company and the Bank. Management believes that all transactions between the Company or the Bank on one hand, and any officer, director, principal shareholder, or other affiliate of the Company or the Bank on the other hand, are on terms no less favorable to the Company or the Bank than could be obtained on an arm's-length basis from unaffiliated third parties. As of December 31, 2000, the Bank had 45 outstanding loans to the directors and executive officers of the Company totaling $12,485,925 and an aggregate amount under commitment totaling $13,618,590.

LEASE OF HEADQUARTERS BUILDING

         The Company leases its headquarters facility from Tippmann Properties, Inc., agent for director John V. Tippmann, Sr. The lease is a 10-year lease which commenced on January 1, 1999, with annual rental payments of $9.75 per square foot for the first two years of the lease and fixed increases at the rate of $1.25 per square foot every two years thereafter, ending at $14.75 per square foot for the last two years of the lease. The lease provides for one renewal of 10 years at then prevailing market rates. Subsequent addenda to the lease have been signed as the Company expanded its staff and needed additional space. These addenda contain similar lease rates and have identical expiration dates as the original lease agreement. Management believed that this lease is on terms no less favorable than could be obtained from unaffiliated third parties. During 2000, the Company paid Tippmann Properties, Inc. approximately $216,476 for rent and various building expenses.


                       APPROVAL OF 2001 STOCK OPTION PLAN

         On February 20, 2001, the Board of Directors approved the 2001 Stock Option and Incentive Plan (the "2001 Stock Option Plan") and directed that the 2001 Stock Option Plan be submitted to the Company's shareholders for consideration at the Annual Meeting. The following is a summary of the principal features of the 2001 Stock Option Plan. The summary is qualified in its entirety by reference to the complete text of the 2001 Stock Option Plan as set forth in Appendix B to this Proxy Statement. Shareholders are urged to read the actual text of the 2001 Stock Option Plan as set forth in Appendix B.

PURPOSE

         The purpose of the 2001 Stock Option Plan is to promote the long-term interest of the Company by providing a means of attracting and retaining directors, officers and employees of the Company who have the capacity for contributing in a substantial measure to the successful performance of the Company or the Bank. The Company believes that employees and directors who own shares of the Company's common stock will have a closer identification with the Company and greater motivation to work for the Company's success by reason of their ability as shareholders to participate in the Company's growth and earnings.

ADMINISTRATION OF THE 2001 STOCK OPTION PLAN

         The 2001 Stock Option Plan will be administered by the Compensation Committee. Subject to the terms of the 2001 Stock Option Plan, the Compensation Committee has the sole discretion and authority to select those persons to whom awards will be made ("participants"), to designate the number of shares to be covered by each award, to establish vesting schedules, to specify all other terms of the awards (subject to certain restrictions), and to interpret the 2001 Stock Option Plan.

ELIGIBLE PERSONS

         Under the 2001 Stock Option Plan, the Company may award qualified and non-qualified stock options and performance shares to employees and directors of the Company or its subsidiaries (as determined by the Compensation Committee), provided that recipients of incentive stock options under the 2001 Stock Option Plan are officers or employees of the Company or its subsidiaries. The Company presently has 18 directors and approximately 23 officers and employees of the Company or the Bank who may be considered for incentive stock awards under the 2001 Stock Option Plan.

SHARES SUBJECT TO THE 2001 STOCK OPTION PLAN

         The total number of shares of common stock that may be issued under the 2001 Stock Option Plan is 125,000, subject to adjustment as provided in the 2001 Stock Option Plan. The shares of common stock may be either authorized and unissued shares or shares acquired by the Company and held as treasury shares. The number of shares covered by an award under the 2001 Stock Option Plan reduces the number of shares available for future awards under the 2001 Stock Option Plan. However, any shares that are withheld to satisfy payment of the exercise price or any tax withholding obligation and any shares subject to an award that expires, terminates, or is surrendered for cancellation, may again become available for new awards under the 2001 Stock Option Plan. No individual participant may receive awards for more than 75,000 shares in any calendar year under the 2001 Stock Option Plan.

STOCK OPTIONS

         With respect to the stock options under the 2001 Stock Option Plan that are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code (the "Code"), the option price must be at least 100% (or, in the case of a holder of more than 10% of the common stock, 110%) of the fair market value of a share of common stock on the date of the grant of the stock option. The Compensation Committee will establish, at the time the options are granted, the exercise price of options that do not qualify as incentive stock options ("non-qualified stock options"), which may not be less than 100% of the fair market value of a share of common stock on the date of grant. The aggregate fair market value (determined on the date of grant) of the shares with respect to which incentive stock options are exercisable for the first time by any participant during any calendar year (under all plans of the Company and its subsidiaries) may not exceed $100,000.

         No incentive stock option granted under the 2001 Stock Option Plan may be exercised more than 10 years (or, in the case of a holder of more than 10% of the common stock, five years), or such shorter period as the Compensation Committee may determine, from the date it is granted. Non-qualified stock options may be exercised during such period as the Compensation Committee determines at the time of grant, which period may not be more than 10 years from the date of grant.

         Stock options granted under the 2001 Stock Option Plan will become exercisable in one or more installments in the manner and at the time or times specified by the Compensation Committee at the time of grant. Subject to the discretion of the Compensation Committee, no incentive stock option may be exercised more than three months after the termination of a participant's employment relationship with the Company or its subsidiaries for any reason other than disability or death. If a participant is terminated for "cause" (as defined in the 2001 Stock Option Plan), the participant's incentive stock options will expire on the close of the business day immediately following the date of such termination. If a participant's employment relationship with the Company or its subsidiaries is terminated by reason of death or disability, the participant's incentive stock options will expire one year immediately following such termination.

         The exercise price of each stock option together with an amount sufficient to satisfy any tax withholding requirement must be paid in full at the time of exercise. Payment of the exercise price must be made in cash (including check, bank draft, or money order).

PERFORMANCE SHARES

         The Compensation Committee may make awards of performance shares, in which case the participant would be awarded shares of common stock, subject to the Company's satisfaction of performance goals established by the Compensation Committee. Performance goals may be established on one or more of the following business criteria: earnings per share; return on equity; return on assets; operating income; or market value per share. The applicable performance goals and all other terms and conditions of the award will be determined at the discretion of the Compensation Committee. After an award of performance shares has vested (that is, after the applicable performance goal or goals have been achieved), the participant will be entitled to a payment of shares of common stock. Generally, if a participant terminates employment for any reason other than death, disability or retirement prior to attaining the specified goals, all of such participant's rights with respect to the award of performance shares will be forfeited. The Compensation Committee, in its sole discretion, may establish guidelines providing that if a participant terminates employment by reason of retirement, disability or death, the participant shall be entitled to a prorated award with respect to any performance shares earned prior to such termination.

ADJUSTMENTS OF AWARDS

         In the event of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of stock, merger, consolidation or any change in the corporate structure of the Company affecting shares of common stock, the Compensation Committee may adjust the maximum aggregate number and class of shares as to which awards may be granted under the 2001 Stock Option Plan, and the number and class of shares and exercise price of outstanding awards, in such manner as the Compensation Committee (in its sole discretion) shall determine to be appropriate to prevent the dilution or diminution of such awards.

NONTRANSFERABILITY OF AWARDS

         Awards made under the 2001 Stock Option Plan may not be assigned, encumbered, or transferred otherwise than by will or the laws of descent and distribution.

AMENDMENT AND TERMINATION OF THE 2001 STOCK OPTION PLAN

         Unless previously terminated by or with the approval of the Board of Directors, the 2001 Stock Option Plan will terminate February 20, 2011. The Board of Directors may at any time terminate or amend the 2001 Stock Option Plan; however, shareholder approval shall be obtained to the extent necessary and desirable to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, Code Section 422, or any other applicable law or regulation, including requirements of any stock exchange or quotation system on which the Company's common stock is listed or quoted.

FEDERAL INCOME TAX CONSEQUENCES

         The following is a brief summary of the principal federal income tax consequences of awards under the 2001 Stock Option Plan. The summary is based on current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive.

         Non-qualified Stock Options. A participant who is granted a non-qualified stock option does not recognize taxable income upon a grant of the option, and the Company is not entitled to a tax deduction. The participant will recognize ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of the option shares on the exercise date over the exercise price of such shares. Such income will be treated as compensation to the participant subject to applicable withholding requirements. The Company is generally entitled to a tax deduction in an amount equal to the compensation taxable to the participant as ordinary income in the year the income is taxable to the participant. Any appreciation in value after the time of exercise will be taxable to the participant as capital gain and will not result in a deduction by the Company.

         Incentive Stock Options. A participant who receives an incentive stock option does not recognize taxable income upon the grant or exercise of the option, and the Company is not entitled to a tax deduction. The difference between the exercise price and the fair market value of the option shares on the date of exercise, however, will be treated as a tax preference item for purposes of determining the alternative minimum tax liability, if any, of the participant in the year of exercise. The Company will not be entitled to a deduction with respect to any item of tax preference.

         A participant will recognize gain or loss upon the disposition of shares acquired from the exercise of incentive stock options. The nature of the gain or loss depends upon how long the option shares were held. If the option shares were not disposed of pursuant to a "disqualifying disposition" (i.e., no disposition occurs within two years from the date the option was granted nor one year from the date of exercise), the participant will recognize long-term capital gain or long-term capital loss depending on the selling price of the shares. Such gain or loss will be based on the difference between the selling price and the exercise price. If option shares are sold or disposed of as part of a disqualifying disposition, the participant must recognize ordinary income, which is treated as wages subject to withholding. The amount that the participant must recognize as ordinary income as a result of a disqualifying disposition depends upon whether the disposition is (i) a sale to an unrelated party or (ii) any other type of disposition (such as a gift or sale to a family member or affiliated corporation). If the disposition is a sale to an unrelated party, then the amount recognized as ordinary income is equal to the lesser of the amount of gain recognized on the sale, or the difference between the fair market value of the option shares on the date of exercise and the exercise price. If the disposition is not a sale to an unrelated party, then the amount recognized as ordinary income is equal to the difference between the fair market value of the shares on the date the option was exercised and the exercise price for the shares. If the shares appreciated in value subsequent to the exercise of the option, then the amount of the gain resulting from the disqualifying disposition in excess of the amount taxable as ordinary income is treated as capital gain (long-term or short-term, depending on whether the participant held the shares for more than one year). The Company is generally entitled to a deduction in computing its federal income taxes for the year of disposition in an amount equal to any amount taxable to the participant as ordinary income pursuant to a "disqualifying disposition" by a participant.

         Performance Shares. A participant who receives performance shares will generally recognize additional compensation taxable as ordinary income and subject to withholding, and the Company will be entitled to a tax deduction at the time payment is made, whether in the form of cash or shares. To the extent that payment is made in the form of shares, the amount taxable as compensation to the participant and deductible by the Company is measured by the fair market value of the shares at that time, which constitutes an addition to the participant's tax basis in such shares.

         The average of the closing bid and asked prices of the Company's common stock reported on the OTC Bulletin Board on February 15, 2001 was $8.69 per share.


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2001
                               STOCK OPTION PLAN.


                        ELECTION OF OUTSIDE ACCOUNTANTS

         The Board of Directors has selected Crowe Chizek as the Corporation's principal independent auditors for the year ending December 31, 2001. The selection of Crowe Chizek as independent auditors for the Company will be submitted to the meeting in order to permit the shareholders to express their approval or disapproval. In the event of a negative vote, a selection of other auditors will be made by the Board. Representatives of Crowe Chizek are expected to be present at the meeting, will be given an opportunity to make a statement if they desire and will respond to appropriate questions by shareholders. Notwithstanding approval by the shareholders, the Board of Directors reserves the right to replace the auditors at any time upon the recommendation of the Audit Committee of the Board of Directors.

         The Board of Directors filed a Form 8-K on November 3, 2000 to report to the Securities and Exchange Commission that the Company had dismissed PricewaterhouseCoopers LLP ("PWC"), on October 30, 2000, as the Company's principal independent auditors. PWC's reports on the Company's financial statements for the years ended December 31, 1999 and 1998 did not contain an adverse opinion or disclaimer opinion, and neither report was modified as to uncertainty, audit scope, or accounting principles. The Company's decision to change accountants was approved by the Company's Audit Committee and the Board of Directors. PWC had been the Company's principal independent auditors since the Company's organization on July 8, 1998 during which time there were no disagreements with PWC as described in Item 304(a)(1)(iv) of Regulation S-B.

         On October 30, 2000, the Company engaged Crowe Chizek to act as the Company's principal independent auditors.

         Audit Fees. In aggregate, Crowe Chizek billed the Company $14,132 during 2000 for professional services for reviewing its September 30, 2000 Form 10-QSB and for auditing its annual financial statements for the year ended December 31, 2000.

         All Other Fees.   Crowe Chizek also billed the Company $2,729 during
2000 for professional services other than audit services.


                SHAREHOLDERS' PROPOSALS FOR 2002 ANNUAL MEETING

         A proposal submitted by a shareholder for the 2002 Annual Meeting of Shareholders must be sent to the Secretary of the Company, 116 East Berry Street, Fort Wayne, Indiana, 46802, and received by November 9, 2001 in order to be eligible to be included in the Company's Proxy Statement for the meeting.

         In order to be considered at the 2002 Annual Meeting, shareholder proposals must comply with the advance notice and eligibility requirements contained in the Company's By-Laws. The Company's By-Laws provide that shareholders are required to give advance notice to the Company of any nomination by a shareholder of candidates for election as directors and of any business to be brought by a shareholder before an annual shareholders' meeting. With respect to annual meetings, the By-Laws provide that a shareholder of record entitled to vote at such meetings may nominate one or more persons for election as director or directors or may properly bring business before such meeting only if the shareholder gives written notice thereof to the Secretary of the Company not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year's annual meeting. In the event the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the shareholder must be delivered not earlier than the 120th day prior to such annual meeting and not later than the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal.

           The advance notice provisions in the Company's By-Laws also provide that, for a special meeting of shareholders called for the purpose of electing directors to be timely, a shareholder's notice must be delivered or received not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement of the date of the special meeting and of nominees to be elected at such meeting is first made.

         The specific requirements of these advance notice and eligibility provisions are set forth in Section 1.4 and Section 1.5 of the Company's By-Laws, a copy of which is available upon request. Such requests and any shareholder proposals should be sent to the Secretary of the Company at the principal executive offices of the Company.


                                 OTHER MATTERS

         The Board of Directors does not know of any other matters to be brought before the Annual Meeting. If other matters are presented upon which a vote may properly be taken, it is the intention of the persons named in the proxy to vote the proxies in accordance with their best judgment.

                                   APPENDIX A

AUDIT COMMITTEE CHARTER

MISSION STATEMENT
The Audit Committee ("Committee") will assist the Board of Directors in fulfilling its oversight responsibilities.

ORGANIZATION
- The Committee will have at least three members
- Members must be a member of the Board of Directors
- No member of the Committee will hold 5% or more of Tower Financial Corporation stock
- The Committee will hold meetings at least 4 times per year
- A chairperson will be appointed on a yearly basis

ROLES AND RESPONSIBILITIES
INTERNAL CONTROL
- Evaluate whether management is setting the appropriate tone at the top
- Focus on the extent to which internal and external auditors review computer systems and applications

FINANCIAL REPORTING
General
- Review significant accounting and reporting issues and understand their impact on the financial statements
- Ask management and the internal and external auditors about significant risks and exposures
Annual Financial Statements
- Review the annual financial statements and determine whether they are complete and consistent with the information known to Committee members
- Meet with management and the external auditors to review the financial statements and the results of the audit
- Consider management's handling of proposed audit adjustments identified by the external auditors
- Review the MD&A and other sections of the annual report before its release and consider whether the information is adequate and consistent with members' knowledge about the company and its operations
Interim Financial Statements
- Meet with management and with the external auditors, either telephonically or in person, to review the interim financial statements and the results of the review (this may be done by the Committee chairperson or the full Committee)

COMPLIANCE WITH LAWS AND REGULATIONS
- Discuss the system for monitoring compliance with laws and regulations
- Periodically obtain updates from management, general counsel, and tax director regarding compliance

COMPLIANCE WITH CODE OF CONDUCT
- Ensure that a code of conduct is formalized in writing
- Periodically obtain updates from management and general counsel regarding compliance

EXTERNAL AUDIT
- Review the external auditors' proposed audit scope and approach
- Review the performance of the external auditors and recommend to the Board of Directors the appointment or discharge of the external auditors
- Review and confirm the independence of the external auditors by reviewing the nonaudit services provided and the auditors' assertion of their independence in accordance with professional standards

OTHER RESPONSIBILITIES
- Meet with the external auditors, director of internal audit and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed
- Ensure that significant findings and recommendations made by the internal and external auditors are received and discussed on a timely basis
- Perform other oversight functions as requested by the full Board of Directors
- Review and update the charter; receive approval of changes from the Board of Directors

REPORTING RESPONSIBILITIES
- Regularly update the Board of Directors about Committee activities and make appropriate recommendations

                                   APPENDIX B

                           TOWER FINANCIAL CORPORATION
                      2001 STOCK OPTION AND INCENTIVE PLAN

         1. PLAN PURPOSE. The purpose of the Plan is to promote the long-term interests of the Company and its stockholders by providing a means for attracting and retaining Employees and Directors who provide services to the Company and its Affiliates.

         2. DEFINITIONS.  The following definitions are applicable to the Plan:

         "Affiliate" means any "parent corporation" or "subsidiary corporation" of the Company as such terms are defined in Code Sections 424(e) and (f), respectively.

         "Award" means the grant by the Committee of Incentive Stock Options, Nonqualified Stock Options, Performance Shares or any combination of the foregoing, pursuant to the terms of the Plan.

         "Award Agreement" means the written agreement setting forth the terms and provisions applicable to an Award granted under the Plan.

         "Board" means the Board of Directors of the Company.

         "Cause" means, in connection with a Participant's Termination of Service, theft or embezzlement from the Company or any Affiliate, violation of a material term or condition of employment, disclosure of confidential information of the Company or any Affiliate, conviction of the Participant of a crime of moral turpitude, stealing of trade secrets or intellectual property owned by the Company or any Affiliate, any act by the Participant in competition with the Company or any Affiliate, or any other act, activity or conduct of a Participant which in the opinion of the Board is adverse to the best interests of the Company or any Affiliate.

         "Change in Control" means any one of the following events: (a) any third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act after the date of the adoption of the Plan by the Board, first becomes the beneficial owner of shares of capital stock of the Company with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Company may be cast, (b) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were Directors of the Company shall cease to constitute a majority of the Board of the Company or (c) the stockholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Company; provided, however, that the occurrence of any of the foregoing events shall not be deemed a Change in Control if, prior to occurrence, a resolution specifically approving the occurrence shall have been adopted by at least a majority of the Board.

         "Change in Domicile" means a Reorganization of the Company which is primarily for the purpose of changing the state of organization of the Company from Indiana to another jurisdiction of the United States of America.

         "Code" means the Internal Revenue Code of 1986, as amended, and interpretive rules and regulations thereunder.

         "Committee" means the Committee appointed by the Board to administer the Plan.

         "Company" means Tower Financial Corporation, an Indiana corporation.

         "Date of Grant" means the date on which an Award is granted, as determined by the Committee; provided, however, that in the absence of a Committee determination, the date on which the Committee adopts a resolution granting the Award.

         "Director" means any individual who is a member of the Board regardless of whether the Director is an Employee of the Company or any Affiliate.

         "Disability" means total and permanent disability as determined by the Committee pursuant to Code Section 22(e)(3).

         "Employee" means any person employed by the Company or an Affiliate, or expected to be employed by the Company or Affiliate, provided the individual becomes actually so employed.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exercise Price" means the price per Share at which the Shares subject to an Option may be purchased upon exercise of the Option.

         "Incentive Stock Option" means an Option to purchase Shares which is intended to qualify under Code Section 422.

         "Market Value" means the last reported sale price on the date in question (or, if there is no reported sale on such date, the last preceding date on which any reported sale occurred) of one Share on the principal exchange or the NASDAQ National Market (or any similar system then in use) on which the Shares are then listed for trading or on the OTC Bulletin Board, as the case may be, or if the Shares are not listed for trading on any exchange or on the NASDAQ National Market (or any similar system then in use) and are not quoted on the OTC Bulletin Board, the mean between the closing high bid and low asked quotations of one Share on the date in question as reported by NASDAQ or any similar quotation system then in use, or, if no such quotations are available, the fair market value on such date of one Share as the Committee shall determine.

         "Nonqualified Stock Option" means an Option to purchase Shares which is not intended to qualify under Code Section 422.

         "Option" means an Incentive Stock Option or a Nonqualified Stock
Option.

         "Participant" means an individual selected by the Committee to receive an Award.

         "Performance Cycle" means the period of time, designated by the Committee, over which Performance Shares may be earned.

         "Performance Shares" means Shares awarded to a Participant pursuant to
Section 11 of the Plan.

         "Plan" means the Tower Financial Corporation 2001 Stock Option and Incentive Plan.

         "Reorganization" means the liquidation or dissolution of the Company or any merger, consolidation or combination of the Company (other than a merger, consolidation or combination in which the Company is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property or any combination thereof).

         "Retirement" means, with respect to an Employee, Termination of Service with the Company or any Affiliate in accordance with the Company's retirement policy as then in effect.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shares" means the shares of common stock, without par value, of the Company.

         "Termination of Service" means, in the case of an Employee, the termination of the employment relationship between the Employee and the Company and all Affiliates; and in the case of an individual that is not an Employee, the termination of the service relationship between the individual and the Company and all Affiliates.

         3. ADMINISTRATION. The Plan shall be administered by a Committee, which shall consist of two or more members of the Board. The members of the Committee shall be appointed by the Board. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be acts of the Committee.

         Except as expressly limited by the Plan, the Committee shall have all powers and discretion necessary or appropriate to administer the Plan and control its operation, including, but not limited to, the power to (a) select Participants, grant Awards and provide the terms and conditions of all Awards (which need not be identical among Participants); (b) interpret the Plan and Awards; and, (c) adopt rules and procedures for the administration, interpretation and operation of the Plan. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

         4. PARTICIPANTS. The Committee, in its sole discretion, may select from time to time Participants in the Plan from those Employees and Directors who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company or its Affiliates; provided, however, Incentive Stock Options may be granted only to Employees of the Company or its Affiliates.

         5. SUBSTITUTE OPTIONS. In the event the Company or an Affiliate consummates a transaction described in Code Section 424(a), persons who become Employees or Directors on account of such transaction may be granted Options in substitution for Options granted by the former employer. The Committee, in its sole discretion and consistent with Code Section 424(a) shall determine the Exercise Price of the substitute Options.

         6. AWARD AGREEMENT. Each Award shall be evidenced by an Award Agreement containing the terms and the conditions of the Award, as determined by the Committee, in its sole discretion. With respect to Awards of Options, in addition to any other terms and conditions the Committee establishes, the Award Agreement shall specify the Exercise Price, the time or times at which an Option will vest or become exercisable, the term of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

         7. SHARES SUBJECT TO PLAN, LIMITATIONS ON GRANTS AND EXERCISE PRICE. Subject to adjustment by the operation of Section 12 of the Plan:

         (a) The maximum number of Shares which may be issued under Awards under the Plan shall not exceed 125,000 Shares. The Shares may be either authorized and unissued Shares or Shares acquired by the Company and held as treasury Shares. Shares that are withheld to satisfy payment of the Exercise Price or any tax withholding obligation and any Shares subject to an Award which expires, terminates or is surrendered for cancellation may be subject to new Awards under the Plan.

         (b) The number of Shares which may be issued hereunder to any Employee during any calendar year under all forms of Awards shall not exceed 75,000 Shares.

         (c) The Exercise Price for Shares awarded under Incentive Stock Options may not be less than the Market Value of the Shares on the Date of Grant; provided, however, the Exercise Price may not be less than 110% of Market Value with respect to Incentive Stock Options granted to any Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Code Section 424(d), owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Affiliates. The Exercise Price for Shares awarded under Nonqualified Stock Options may not be less than the Market Value of the Shares on the Date of Grant.

         8. TERMINATION OF OPTIONS. Unless otherwise provided in the Award Agreement, Incentive Stock Options shall expire on, and may not be exercised after, the earliest to occur of the following events:

         (a) the tenth anniversary of the Date of Grant;

         (b) three (3) months after a Participant's Termination of Service by reason of Retirement;

         (c) one (1) year after a Participant's Termination of Service by reason of Disability or a Participant's death;

         (d) three (3) months after Termination of Service for reasons other than Cause; and

         (e) close of business on the business day immediately following the date of involuntary Termination of Service for Cause.

         Unless otherwise provided in the Award Agreement, Nonqualified Stock Options shall expire on, and may not be exercised after, the earliest to occur of (a) the tenth anniversary of the Date of Grant and (b) close of business on the business day immediately following the date of involuntary Termination of Service for Cause.

         9. METHOD OF EXERCISE OF OPTIONS. To exercise an Option under the Plan, the Participant must give written notice to the Company (which shall specify the number of Shares with respect to which the Participant elects to exercise the Option) together with full payment of the Exercise Price. The date of exercise shall be the date on which the notice and payment are received by the Company. Payment of the Exercise Price shall be made in cash (including check, bank draft or money order).

         10. INCENTIVE STOCK OPTIONS - ADDITIONAL PROVISIONS. Any provisions of the Plan to the contrary notwithstanding, Incentive Stock Options shall be subject to the following:

         (a) The aggregate Market Value (determined on the Date of Grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Affiliates) shall not exceed $100,000.

         (b) No Incentive Stock Option may be exercised more than three (3) months after the Participant's Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and (b) the Award Agreement or the Committee permits later exercise.

         (c) No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Date of Grant; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Code Section 424(d), owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Affiliates, the Option may not be exercised after the expiration of five (5) years from the Date of Grant.

         Unless otherwise provided by the Committee in the Award Agreement, to the extent that an Option does not qualify as an Incentive Stock Option, because of its provisions, the time and manner of its exercise or otherwise, the Option or portion thereof which does not so qualify, shall constitute a separate Nonqualified Stock Option.

         11. PERFORMANCE SHARES. The Committee, in its sole discretion, may from time to time authorize the grant of Performance Shares upon the achievement of performance goals (which may be cumulative and/or alternative) as may be established, in writing, by the Committee based on any one or any combination of the following business criteria: (a) earnings per Share; (b) return on equity;
(c) return on assets; (d) operating income; or (e) Market Value per Share. At the time as it is certified, in writing, by the Committee that the performance goals established by the Committee have been attained or otherwise satisfied within the Performance Cycle, the Committee shall authorize the issuance of Performance Shares registered in the name of the Participant. The grant of an Award of Performance Shares shall be evidenced by an Award Agreement containing the terms and conditions of the Award as determined by the Committee. To the extent required under Code Section 162(m), the business criteria under which performance goals are determined by the Committee shall be resubmitted to stockholders for reapproval no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the Plan.

         In the case of a Participant's Termination of Service before the end of a Performance Cycle for any reason other than Retirement, Disability, or death, the Participant shall forfeit all rights with respect to any Performance Shares that were being earned during the Performance Cycle. The Committee, in its sole discretion, may establish guidelines providing that if a Participant incurs a Termination of Service before the end of a Performance Cycle by reason of Retirement, Disability, or death, the Participant shall be entitled to a prorated Award with respect to any Performance Shares that were being earned during the Performance Cycle.

         12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares and Exercise Price of Options with respect to Awards previously granted under the Plan may be adjusted by the Committee, in its sole discretion, and the Committee's determination shall be conclusive.

         13. EFFECT OF REORGANIZATION. Except as otherwise specifically provided in the Award Agreement, Awards will be affected by a Reorganization as follows:

         (a) If the Reorganization is a dissolution or liquidation of the Company, then each outstanding Option shall terminate, but each Participant to whom the Option was granted shall have the right, immediately prior to such dissolution or liquidation to exercise his Option in full, notwithstanding the provisions of Section 10, and the Company shall notify each Participant of the Participant's right within a reasonable period of time prior to any dissolution or liquidation.

         (b) If the Reorganization is a merger or consolidation, other than a Change in Domicile or a Change in Control subject to Section 14 of this Plan, upon the effective date of the Reorganization, each Optionee shall be entitled, upon exercise of his Option in accordance with all of the terms and conditions of the Plan, to receive in lieu of Shares, shares of stock or other securities or consideration as the holders of Shares shall be entitled to receive pursuant to the terms of the Reorganization.

         (c) If the Reorganization is a Change of Domicile, then this Plan and each outstanding option shall be assumed by and become the liabilities of the entity succeeding to the Company in such Change of

         Domicile.Any stock split or recapitalization effected as part of or in connection with such Change of Domicile shall be treated as a change in capitalization of the Company under Section 12.

         The adjustments contained in this Section and the manner of application of its provisions shall be determined solely by the Committee.

         14. EFFECT OF CHANGE OF CONTROL. If a Participant incurs an involuntary Termination of Service for any reason other than Cause at any time within twelve
(12) months after a Change in Control, unless the Committee shall have otherwise provided in the Award Agreement, the Participant shall be entitled to receive a prorated Award with respect to Performance Shares to the same extent as the Participant's Termination of Service for reason of Retirement under Section 11 of the Plan.

         15. ASSIGNMENTS AND TRANSFERS. Awards may not be assigned, encumbered or transferred otherwise than by will or the laws of descent and distribution, and during the Participant's lifetime, may be exercisable only by the Participant.

         16. PARTICIPANT RIGHTS LIMITED. No Employee, Director or other person shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant, and no Employee, Director or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken pursuant to the Plan shall be construed as giving any person any right to be retained in the employ or service of the Company or any Affiliate.

         17. STOCKHOLDER RIGHTS. No Participant or other person shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award unless and until certificates representing the Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant or other person entitled to the Shares.

         18. WITHHOLDING TAX. Prior to the delivery of any Shares or cash pursuant to an Award, the Company shall have the right and power, as and if required by applicable law, to require the Participant to remit to the Company an amount sufficient to satisfy all applicable tax withholding requirements. The amount of the withholding requirement shall be deemed to include any amount which the Committee determines, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined for these purposes.

         19. SETTLEMENT OF AWARDS. The Company's obligation to deliver Shares with respect to an Award shall be subject to such conditions, restrictions and contingencies as the Company may establish, including but not limited to, the receipt of a representation as to the investment intention of the person to whom Shares are to be delivered, in such form as the Company shall determine to be necessary or advisable to comply with the provisions of the Securities Act or any other applicable federal or state securities legislation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of a representation under the Securities Act or other securities legislation. The Company shall not be required to deliver any Shares under the Plan prior to (a) the admission of the Shares to listing on any stock exchange or system on which the Shares may then be listed and (b) the completion of any registration or other qualification of the Shares under any state or federal law, rule or regulation, as the Company shall determine to be necessary or advisable.

         20. TERMINATION, AMENDMENT AND MODIFICATION OF PLAN. The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided however, that to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Code Section 422 (or any other applicable law or regulation, including requirements of any stock exchange or quotation system on which the Shares are listed or quoted) shareholder approval of any Plan amendment shall be obtained in such a manner and to such a degree as is required by the applicable law or regulation; and provided further, that no termination, amendment or modification of the Plan shall in any manner affect any Award theretofore granted pursuant to the Plan without the consent of the Participant to whom the Award was granted or transferee of the Award.

         21. REQUIRED EXERCISE OR FORFEITURE. Notwithstanding anything to the contrary in this Plan or any Award Agreement, the primary federal bank regulator of the Company, or any Affiliate that is a depository institution, shall have the right, in its discretion, to direct the Company to require Participants to exercise or forfeit their Options if the capital of any Affiliate that is a depository institution falls below the minimum capital as determined by the primary federal bank regulator of the Company or such Affiliate. In such an event, each Participant shall be entitled to written notice of such direction from the Company and a period of no more than 30 days from the receipt of such notice to exercise their affected Options.

         22. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective upon its adoption by the Board, subject to approval and ratification by the stockholders of the Company. After approval by the Company's stockholders, the Plan shall continue in effect for a term of ten (10) years from the date of adoption by the Board of Directors unless sooner terminated pursuant to Section 20 of the Plan.

         23. GOVERNING LAW. The Plan and Award Agreements shall be construed in accordance with and governed by the laws of the state of the Company's organization.

                           ADOPTED BY THE BOARD OF DIRECTORS OF
                           TOWER FINANCIAL CORPORATION
                           AS OF FEBRUARY 20, 2001

                                     PROXY

                          TOWER FINANCIAL CORPORATION

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 17, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned holder(s) of shares of Common Stock of Tower Financial Corporation (the "Company") hereby appoints Donald F. Schenkel and Kevin J. Himmelhaver and each of them, the Proxies of the undersigned, with full power of substitution, to attend and represent the undersigned at the Annual Meeting of Shareholders of the Company to be held at 116 East Berry Street, Fort Wayne, Indiana, on Tuesday, April 17, 2001 at 5:30 p.m., and at any adjournment or adjournments thereof, and to vote all of such shares that the undersigned is entitled to vote at such Annual Meeting or at any adjournment or postponement thereof, as follows on the reverse side.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders, the Proxy Statement furnished herewith, and the 2000 Annual Report to Shareholders. Any proxy heretofore given to vote the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders is hereby revoked.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED HEREON AND, IN THE ABSENCE OF SPECIFICATION, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR ALL OTHER PROPOSALS.

1. ELECTION OF DIRECTORS. To elect six directors of the Company to serve until the 2004 annual meeting of shareholders.
Nominees: (01) R.V. Prasad Mantravadi, M.D., (02) Michael J. Mirro, M.D., (03) William G. Niezer, (04) Leonard I. Rifkin, (05) Larry L. Smith, and (06) John V. Tippmann, Sr.

FOR ALL NOMINEES  [ ]              WITHHELD FROM ALL NOMINEES  [ ]

         For all nominees except as noted below.

         (INSTRUCTION:  To withhold authority to
         vote for any individual nominee, write that nominee's name in the space provided below.)

         -------------------------------------

         -------------------------------------

         -------------------------------------     [ ]

2. PROPOSAL TO APPROVE the adoption of the 2001 Stock Option and Incentive Plan.

   FOR  [ ]         AGAINST [ ]        ABSTAIN  [ ]


3. PROPOSAL TO ELECT Crowe, Chizek and Company LLP, as principal independent auditors of the Company for the year ending December 31, 2001.

   FOR  [ ]         AGAINST [ ]        ABSTAIN  [ ]


4. In their discretion, the Proxies are authorized to vote upon such other matters (none known at the time of solicitation of this proxy) as may properly come before the Annual Meeting or any adjournment or postponement thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     [ ]

MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING  [ ]

Please fill in, sign, date and return the proxy card promptly, using the enclosed envelope.

NOTE: Please sign exactly as name appears hereon. When shares are held by two or more persons, all of them should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature: ___________ Date: __________ Signature: ____________ Date: _________